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Exhibit 5.1
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                               IRREVOCABLE PROXY

    The undersigned hereby revokes any previous proxies and appoints Y. Joseph Mo, Ph.D., as attorney and proxy of the undersigned to attend any and all meetings of shareholders of NexMed, Inc., a Nevada corporation (the "Corporation"), to vote (or execute written consents with respect to) all shares of Common Stock, $.001 par value, of the Company which the undersigned is entitled to vote (the "Shares"), and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present or personally executing a written consent of shareholders.

    The undersigned hereby agrees not to sell, assign, transfer or pledge (each a "Transfer") any or all of the Shares except (i) to an affiliate of the undersigned or via private placement transaction if as a condition precedent to any such Transfer, the transferee reaffirms in writing the terms of this proxy or (ii) to an unaffiliated third party in a "brokered transaction", as defined in the Securities Act of 1933, as amended. A third party shall be deemed "affiliated" for purposes of this proxy if such third party is controlled by, controls or is under common control with the undersigned or a member of the immediate family of the undersigned, is retained by the undersigned or a member of the immediate family of the undersigned as a consultant generally operating at the direction of such person, is employed, directly or indirectly, by such person, or has made substantial business investments of any nature in any entity with the undersigned or a member of the immediate family of the undersigned.

    This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable.

    The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated: December       , 1996



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      NAME OF SHAREHOLDER



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     SIGNATURE OF SHAREHOLDER